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                                                                     EXHIBIT 11

                   PONDER INDUSTRIES, INC., AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE

                    (In Thousands, Except Share Information)

                                                                                                  Three Months Ended
                                                                                                     November 30
                                                                                          ----------------------------------
                                                                                              1997                  1996
                                                                                          ------------          ------------
COMPUTATION OF PRIMARY LOSS PER SHARE:
   Net loss                                                                               $       (424)         $       (882)
                                                                                          ============          ============

WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING                               25,029,799            12,243,850

WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING UPON ASSUMED CONVERSION OF OPTIONS
   AND WARRANTS (b)                                                                                 --                    --
                                                                                          ------------          ------------

WEIGHTED AVERAGE COMMON SHARES AND COMMON SHARE EQUIVALENTS USED FOR COMPUTATION            25,029,799            12,243,850
                                                                                          ============          ============

PRIMARY LOSS PER COMMON SHARE AND COMMON SHARE EQUIVALENTS                                $       (.02)         $       (.07)
                                                                                          ============          ============

COMPUTATION OF FULLY DILUTED LOSS PER SHARE:
   Net loss                                                                               $       (424)         $       (882)
   Interest not incurred upon assumed conversion of Senior Notes (1997) and
     convertible debentures (1996)                                                                  24                   182
                                                                                          ------------          ------------

   Net loss available to common stockholders used for computation                         $       (400)         $       (700)
                                                                                          ============          ============

WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING                               25,029,799            12,243,850

WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING UPON ASSUMED CONVERSION OF OPTIONS
   AND WARRANTS                                                                              3,704,885                15,994

WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING UPON ASSUMED CONVERSION OF SENIOR
   NOTES (1997) AND CONVERTIBLE DEBENTURES (1996)                                            1,318,681             6,492,311
                                                                                          ------------          ------------

WEIGHTED AVERAGE COMMON SHARES AND COMMON SHARE EQUIVALENTS USED FOR COMPUTATION            30,053,365            18,752,155
                                                                                          ============          ============

EARNINGS (LOSS) PER COMMON SHARE AND COMMON SHARE EQUIVALENT ASSUMING FULL DILUTION       $       (.01)(a)      $       (.04)(a)
                                                                                          ============          ============


(a) This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K although it is not required by APB Opinion No. 15 because it is antidilutive.

(b) The options and warrants have an antidilutive effect in periods with losses and are, therefore, excluded from the computation.